Exhibit 99.1


        NGP Capital Resources Company Announces Appointment of Officers

    HOUSTON--(BUSINESS WIRE)--Dec. 14, 2005--NGP Capital Resources Company (NASDAQ: NGPC) today announced that its Board of Directors has appointed Richard A. Bernardy as Chief Operating Officer ("COO") and Stephen K. Gardner as Chief Financial Officer ("CFO") and Treasurer of the Company, effective December 8, 2005.
    Mr. Bernardy, 43, has served as Chief Financial Officer, Secretary and Treasurer of the Company since its founding in 2004. Mr. Bernardy will continue to serve as the Company's Secretary. Mr. Bernardy has over twenty years of corporate finance, commercial and investment banking and entrepreneurial management experience in the banking and energy sectors with M1 Energy Capital Securities, LLC, Deutsche Bank and Bank of America.
    Mr. Gardner, 45, has served as the Company's Director of Finance since October 2004. Prior to joining the Company, Mr. Gardner was Chief Financial Officer of Dunhill Resources, Inc., a private exploration and production company that operated in the Gulf of Mexico. Mr. Gardner has extensive financial management and capital markets transactional experience in the oil and gas industry, including three years as Chief Financial Officer of Mesa Inc., predecessor to Pioneer Natural Resources.
    John Homier, the Company's President and CEO said, "These promotions are part of our ongoing organic development as a leading provider of investment capital to the energy industry. As our COO, Rich will be focusing on leading our team to expand our market presence among companies seeking capital for acquisition and development of energy assets. As our CFO, Steve will handle our financial management and reporting as well as continue his duties for investor relations. We are delighted to have these individuals working on behalf of our stockholders."

    About NGP Capital Resources Company

    NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally in energy related private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to invest primarily in senior secured and mezzanine loans in furtherance of its business plan and may receive equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $2 billion of cumulative capital under management serving all sectors of the energy industry.
    This press release contains forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.
    We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
    Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company will be available in our annual report on Form 10-K and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.



    CONTACT: NGP Capital Resources Company
             Steve Gardner, 713-752-0062
             investor_relations@ngpcrc.com